HOLLYER BRADY SMITH & HINES LLP
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                               New York, NY 10176

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                                                   April 29, 2002

To the Trustees of Aquila Rocky Mountain Equity Fund


     We consent to the incorporation by reference into Post- Effective Amendment No. 9 under the 1933 Act and Amendment No. 12 under the 1940 Act of our opinion dated April 23, 1998.

                              Hollyer Brady Smith & Hines LLP


/s/ William L. D. Barrett
                              Partner